PAUL MUELLER COMPANY P O BOX 828 / SPRINGFIELD, MISSOURI, U.S.A. 65801 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS (May 6, 2002)

Notice is hereby given that the annual meeting of shareholders of Paul Mueller Company, a Missouri corporation, will be held at the offices of the Company, 1600 West Phelps Street, Springfield, Missouri 65802, on Monday, May 6, 2002, commencing at 10:00 a.m. on that day, and thereafter as it may from time to time be adjourned, to consider and act upon the following:

1.     To elect three (3) Class II directors for a term of three (3) years expiring at the annual meeting to be held in 2005 and until their respective successors are duly elected and shall qualify.

2.     To act upon a proposal to approve the Company's Non-Employee Director Stock Option and Restricted Stock Plan.

3.     To transact such other business as may properly come before the meeting or any postponement, adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on March 15, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any postponement, adjournment or adjournments thereof.

Shareholders who are unable to attend the meeting but who wish their shares to be voted may vote by proxy.  A form of proxy, which has been prepared by the Board of Directors of the Company, and a return envelope are enclosed.  Since it is important that your shares be represented at the annual meeting, you are requested to sign, date, and return the enclosed proxy in the enclosed envelope as soon as possible. Your proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and vote in person.  If your shares are held of record by a broker, bank, or other nominee ("Street Name"), you will need to obtain from the record holder and bring to the meeting a proxy, issued in your name, authorizing you to vote the shares.

By order of the Board of Directors.

                                                                                                    DONALD E. GOLIK

                                                                                                    Secretary

Springfield, Missouri

April 1, 2002

PAUL MUELLER COMPANY
P.O. BOX 828 / SPRINGFIELD, MISSOURI, U.S.A. 65801

PROXY STATEMENT

GENERAL INFORMATION

Solicitation and Revocability of Proxies.  The enclosed proxy is being solicited on behalf of the Board of Directors of Paul Mueller Company (the "Company") for use at the annual meeting of the shareholders to be held on May 6, 2002 (the "Annual Meeting"), and at any postponement, adjournment or adjournments thereof.  Any proxy given does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is exercised by notifying Donald E. Golik, Secretary, by mail, telegram, facsimile or appearing at the Annual Meeting in person and requesting a ballot.  This Proxy Statement and the proxy were first mailed to shareholders on or about April 1, 2002.

If your shares are held in the name of a bank, broker or other nominee, only your bank, broker or other nominee can vote your shares and only upon your specific instructions.  Please contact the person responsible for your account and instruct him or her to vote the Company's proxy card as soon as possible.

Expense of Solicitation.  All expenses of solicitation will be borne by the Company, including the preparation, assembly, printing, and mailing of this Proxy Statement, the accompanying proxy, and any additional information furnished to shareholders.  In addition to solicitations by mail, employees and directors of the Company may, but without compensation other than their regular compensation, solicit proxies in person or by telephone, facsimile or electronic means.  The Company does not expect to pay any compensation for the solicitation of proxies.  The Company will reimburse banks, brokers and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.

Voting of Proxies.  Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as specified in such proxy.  If the enclosed proxy card is executed and returned without instructions as to how it is to be voted, your shares will be voted for the election as directors of the nominees proposed by the Board of Directors listed below under the caption "Election of Directors" and for the approval of the Company's Non-Employee Director Stock Option and Restricted Stock Plan; provided, however, that if any other candidate for director is proposed at the Annual Meeting by persons other than the Board of Directors, the shares represented by the proxy may be voted cumulatively for fewer than all of the nominees named herein or distributed among the nominees, as the proxyholder may determine.  If any of the nominees should unexpectedly become unavailable for election for any reason, the shares represented by the proxy will be voted for such substituted nominee or nominees as the Board of Directors may name.  Each of the nominees hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that any of them will become unavailable for election.

The proxy confers discretionary authority, with respect to the voting of the shares represented thereby, on any other business that may properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place.  At the date this Proxy Statement went to press, the Board of Directors was not aware that any such other business is to be presented for action at the Annual Meeting and does not itself intend to present any such other business; however, if any such other business does come before the Annual Meeting, shares represented by proxies given pursuant to this solicitation will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxyholder.

Persons Entitled to Vote.  Only holders of Common Stock of the Company of record as of the close of business on March 15, 2002, are entitled to vote at the Annual Meeting.  At the close of business on that date, 1,179,721 shares of Common Stock were outstanding.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting for both proposal (1) and proposal (2).  Holders of Common Stock are entitled to one vote per share standing in their names on the record date.  In the election of directors, each shareholder will have cumulative voting rights, which means they will have the right to cast as many votes as equals the number of shares owned by them multiplied by the number of directors to be elected; and this total number of votes may be divided among one or more candidates for the office of director in such manner as the shareholder may elect, if present to vote in person, or as the proxyholders elect, if voting by proxy.  In the event the votes for one of the director nominees are withheld, those votes will be cumulatively voted by the proxyholder for the remaining director nominees as the proxyholders may determine.  Withholding authority to vote for all director nominees has the effect of abstaining from voting for any director nominees.  Shares cannot be voted at the Annual Meeting unless the owner is present in person or represented by proxy.

The directors shall be elected by an affirmative vote of the plurality of shares that are entitled to vote on the election of directors and that are represented at the Annual Meeting by shareholders who are present in person or represented by a proxy, assuming a quorum is present.  Accordingly, the three nominees for Class II directors receiving the greatest number of votes at the Annual Meeting will be elected as Class II directors.  With respect to the proposal to approve the Company's Non-Employee Stock Option and Restricted Stock Plan, the proposal must be approved by an affirmative vote of a majority of the common shares outstanding.

In determining the number of shares that have been affirmatively voted for a particular matter, shares not represented at the Annual Meeting, shares represented by shareholders that abstain from voting on a matter, and shares held by brokers or other nominees for which no voting instructions on the matter being voted upon have been given by the beneficial owner and for which the nominee does not have discretionary authority to vote are not considered to be votes affirmatively cast.  Any of the foregoing is equivalent to a vote against the proposal other than the election of directors and will have no effect on the election of directors.  Abstentions will have the effect of a vote against any of the proposals to which the abstention applies.

When a broker or other nominee holding shares for a customer votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power with respect to such proposal and has not received instructions from the beneficial owner, it is referred to as a "broker nonvote." Properly executed proxies marked "abstain" or proxies required to be treated as "broker nonvotes" will be treated as present for purposes of determining whether there is a quorum at the Annual Meeting.

Principal Shareholders.  As of the close of business on February 28, 2002, the principal beneficial owners of the Company's Common Stock were as follows:

               Name and Address
---------------------------------------------
Paul Mueller
1600 West Phelps Street
Springfield, Missouri 65802

Royce & Associates, Inc.
1414 Avenue of the Americas
New York, New York 10019

Dimensional Fund Advisors Inc.
1299 Ocean Avenue - 11th Floor
Santa Monica, California 90401

First Manhattan Co.
437 Madison Avenue
New York, New York 10022

Shares Beneficially Owned (1) ------------------------------------- 106,557 (2) 129,350 (3) 70,000 (4) 68,815 (5)	Percent of Class --------------------- 9.03% 10.96% 5.93% 5.83%

(1)    Unless otherwise noted, each shareholder has sole voting power and investment power over the number of shares set forth beside his name.

(2)    The 106,557 shares include 15,000 shares owned by the Mueller Family Foundation, and Paul Mueller disclaims any beneficial ownership in those shares.

(3)    Royce & Associates, Inc., ("Royce") is the beneficial owner of 129,350 shares of the Company's Common Stock as of December 31, 2001 (the most recent date for which information is available).

(4)    Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts.  These investment companies, trusts, and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 70,000 shares of the Company's Common Stock owned by the Funds as of December 31, 2001 (the most recent date for which information is available).  Dimensional disclaims beneficial ownership of those shares.

(5)    First Manhattan Co. is the beneficial owner of 68,815 shares of the Company's common stock as of December 31, 2001 (the most recent date for which information is available).  First Manhattan Co. possesses sole voting and dispositive power over 9,700 shares and possesses shared voting power over 51,615 shares and shared dispositive power over 59,115 shares.

All of the information set forth in the above table and footnotes is based solely on information furnished by the persons listed in the table.  The Company does not know of any other person (as that term is defined by the Securities and Exchange Commission) who owns of record or beneficially 5% or more of the Company's outstanding shares.

Notice Requirements and Shareholder Proposals.  To permit the Company and its shareholders to deal with shareholder proposals in an informed and orderly manner, the Bylaws of the Company establish an advance notice procedure.  No shareholder proposal, no shareholder nominations of persons for election to the Board of Directors, or other business may be brought before the 2003 annual meeting of the shareholders unless written notice of such proposal, nomination or other business is received by the Secretary of the Company at the address set forth on page 1 of this Proxy Statement not earlier than January 1, 2003, nor later than January 31, 2003.  Such notice must contain certain specified information concerning any proposal to be brought before the annual meeting or any nomination for a person to be elected as a director at the annual meeting, as well as the shareholder submitting the proposal.  The proposals must also comply with all applicable statutes, laws and regulations, and the Bylaws of the Company.  A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of the Proxy Statement.

Shareholder proposals intended to be included in the Company's Proxy Statement for the Annual Meeting in 2003 must be received by the Secretary of the Company, at the address set forth on page 1 of this Proxy Statement, not later than December 2, 2002.  Such proposals must comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

ITEM 1 -- ELECTION OF DIRECTORS

Directors.  The following schedule sets forth the names of the three persons who have been nominated by the Board of Directors for election as directors of the Company, the names of the remaining four directors whose terms expire in subsequent years, and certain related information:

Shares of Common Stock of the Company Beneficially Owned on Feb. 28, 2002 (1) ------------------------------------
Name and Present Position with Company -----------------------------------	Age ------	Occupation During Past Five Years ------------------------------------------------------------	First Became a Director -------------------	No. of Shares ----------------	Percent of Class (2) ----------------

NOMINEES FOR CLASS II DIRECTORS -- TERM EXPIRING IN 2005

W. Curtis Graff	61	President -- W. J. Graff & Assoc., a commercial real estate company Previous positions held: President -- MO/ILL Community Banks -- NationsBank; President & CEO -- Boatmen's Bank of Southern Missouri	--	--	--
William R. Patterson Director	60	Member -- Stonecreek Management, LLC Previous position held: Executive Vice President & Chief Financial Officer -- Premium Standard Farms, Inc.	1997	1,000	--
Melvin J. Volmert Director	54	Managing Partner -- Ardent Capital LLC Previous position held: Executive Vice President & Chief Financial Officer -- John Q. Hammons Hotels, Inc.	2001	2,000	--

CONTINUING CLASS III DIRECTORS -- TERM EXPIRING IN 2003

Daniel C. Manna (3) President and Director	55	Current position with the Company	1977	22,798	2%
Paul Mueller (3) Chairman of the Board and Director	86	Current position with the Company	1946	106,557 (4)	9%

CONTINUING CLASS I DIRECTORS -- TERM EXPIRING IN 2004

Donald E. Golik Senior Vice President & Chief Financial Officer, Secretary, and Director	58	Current position with the Company	1982	2,809	--
David T. Moore Chief Information Officer and Director	30	Current position with the Company Previous position held: Vice President--Product Development -- Corporate Document Systems, LLC, an electronic document distribution company	1997	3,431 (5)(6)	--
All officers and directors as a group (7 persons).				138,595	11%

(1)     Unless otherwise noted, the nominees and each director have sole voting power and investment power over the number of shares set forth beside his name.

(2)     The percentage is less than 1%, except as otherwise indicated.

(3)     Member of Executive Committee.

(4)     The 106,557 shares include 15,000 shares owned by the Mueller Family Foundation, and Mr. Mueller disclaims any beneficial ownership in those shares.

(5)     Does not include 58,879 shares owned by Moore Sons Investments, L.P., of which Mr. Moore owns a 49.5% limited partnership interest.

(6)     The 3,431 shares include 712 shares held in Mr. Moore's daughter's trust, and Mr. Moore disclaims beneficial ownership in those shares.

The Board of Directors of the Company does not have a permanent nominating committee.

The Board of Directors of the Company held four meetings in the year ended December 31, 2001.  No director attended less than 75% of the meetings of the Board of Directors and Committee(s) on which he served.

The Company pays each director who is not an employee of the Company an annual fee of $6,000, plus a fee of $1,000 for each regular or special meeting of the Board attended, $500 for each Board committee meeting attended, and $1,000 per day for special assignments.

The Company has a Compensation and Benefits Committee, and the members are William R. Patterson -- Chairman, William B. Johnson, and Melvin J. Volmert.  The Committee met twice in 2001.  The function of the Committee is to develop, review, and make recommendations to the Board of Directors as to the compensation policies for officers of the Company and to administer salary and incentive plans for officers.

Mr. Patterson is a director of American Italian Pasta Company, a food manufacturing company, and Collins Industries, Inc., a manufacturer of specialty vehicles.

William B. Johnson, a current director, will not stand for reelection at the May 6, 2002, annual meeting of shareholders.

Mr. Moore is the grandson of Paul Mueller.

Report of the Audit Committee.  The Audit Committee provides independent oversight and review of the Company's financial reporting and system of internal controls.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The Board of Directors of the Company has adopted a written charter for the Audit Committee.  The members of the Audit Committee are "independent" as defined in the NASD's listing standards.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2001, that are to be included in the Annual Report on Form 10-K.

The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended by the Accounting Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended by the Independence Standards Board, and has discussed the auditors' independence with the auditors.  The Committee has also considered the compatibility of nonaudit services with the auditors' independence.

The Committee has discussed with the Company's independent auditors the overall scope and plans for their audits.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.  The Committee held six meetings during 2001.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                                                                                    AUDIT COMMITTEE:
                                                                                                    William B. Johnson, Chairman
                                                                                                    William R. Patterson, Member
                                                                                                    Melvin J. Volmert, Member

ITEM 2 - APPROVAL OF NON-EMPLOYEE DIRECTOR
STOCK OPTION AND RESTRICTED STOCK PLAN

General.  The Paul Mueller Company Non-Employee Director Stock Option and Restricted Stock Plan (the "Plan") was adopted by the Board of Directors of the Company (the "Board") on January 31, 2002.  If the Plan is approved by the shareholders, it shall remain in effect, subject to certain termination rights of the Board, until all shares subject to it are purchased or acquired, or until January 31, 2012, whichever occurs later.  In general, the Plan provides for the grant of awards of stock options and restricted stock (the "Awards") to non-employee directors of the Company.  It is anticipated that the three current non-employee directors and any future non-employee directors will participate in the Plan (collectively the "Participants" and individually a "Participant").  The Plan is designed to (i) attract and retain highly qualified members of the Board, (ii) enable non-employee directors to develop and maintain stock ownership positions in the Company, and (iii) provide incentives to non-employee directors to contribute to the success of the Company.  The Company has not previously had a stock-based plan for non-employee directors.

Vote Required for Approval.  If approved by a majority of the shares of the Company present, or represented by proxy and entitled to vote at the meeting, the Plan will be effective as of January 31, 2002.  If not approved, the Plan will not be adopted.

The Board unanimously recommends a vote FOR the approval of the Plan.

The following summary of provisions of the Plan is qualified by reference to the text of the Plan attached as Exhibit A.

Plan Administration.  The Plan will be administered by the Board.  The Board shall have the authority to delegate administrative duties to officers or employees of the Company.

The Board will have the discretion, subject to the provisions of the Plan, to determine to whom among the eligible non-employee directors an Award is granted and the terms and conditions of the Award.

Shares Reserved for Issuance.  The total number of shares of Paul Mueller Company Common Stock ("Common Stock") which may be subject to Awards or be issued under the Plan will not exceed 60,000 shares.  The Plan provides for adjustments to the number of available shares for certain corporate events, including: a corporate capitalization such as a stock split; a corporate transaction such as a merger, consolidation, spin-off, or other distribution of stock or property; any reorganization; or a liquidation of the Company.  The Plan also permits Common Stock not acquired due to cancellation, expiration or termination of an Award to become available for reissuance.  No Awards may be granted under the Plan on or after January 31, 2012.  Awards granted prior thereto may extend beyond such date, and the provisions of the Plan will continue to apply to such Awards.

Stock Options.  The Plan permits the Board to grant Awards of stock options to Participants and to determine the timing and amount of such Awards.  The Board may grant only non-qualified stock options to purchase shares of Common Stock which are not intended to meet the requirements of Internal Revenue Code Section 422.  The Board will set the exercise price for an option, which unless otherwise designated by the Board at the time of grant, shall be at least equal to 100% of the fair market value of a share of Common Stock on the date such option is granted.  Options shall be exercisable at such time as the Board may determine.  Options can be transferred other than by will or the laws of descent and distribution to immediate family members of the Participant or to trusts or partnerships for the benefit of such family members, except as otherwise limited by the Board.  Payment of the exercise price shall be in cash, in Common Stock, or a combination of both.

Restricted Stock.  The Plan permits the Board to grant awards of restricted Common Stock ("Restricted Common Stock") to Participants and to determine the timing, amount and conditions of such Awards.  Shares awarded as Restricted Common Stock would be issued subject to such restrictions as the Board may impose, including, without limitation, a restriction that requires the Participant's payment of a stipulated purchase price.  During the restriction period, the Participant is not entitled to delivery of the Common Stock, restrictions are placed on the Common Stock's transferability, and the Common Stock may be forfeited in the event of termination of employment or service.  Unless otherwise designated by the Board at the time of grant and provided in the Participant's Award Agreement, a holder of Restricted Common Stock will generally have the rights and privileges of a stockholder, including the right to vote the Common Stock.  The Board has the discretion to remove or reduce restrictions.

Change in Control.  In the event of a change in control of the Company (as defined in the Plan): (i) all options then outstanding under the Plan will become immediately exercisable and remain so throughout their term; and (ii) all restriction periods and restrictions imposed on Restricted Common Stock then outstanding will lapse.

Plan Amendment or Termination.  The Board may amend, terminate or suspend the Plan in whole or in part, at any time, with respect to all future grants and Awards.  No amendment or termination of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

Current Federal Tax Consequences.  A Participant will not realize taxable income at the time of grant of an option and the Company will not be entitled to a deduction at that time.  Upon exercise, however, of that non-qualified option, the optionee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction.  Upon a subsequent disposition of the Common Stock, the optionee will realize short-term or long-term capital gain or loss with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

A Participant granted an Award of Restricted Common Stock will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes.  Upon the vesting of the Restricted Common Stock, the Participant will realize ordinary income in an amount equal to the fair market value of the Common Stock at that time, less any amount paid for the Restricted Common Stock, and the Company will be entitled to a corresponding deduction.  Dividends paid to the Participant during the restriction period will also be income to the Participant and the Company will be entitled to a corresponding deduction.

With respect to any income tax withholding requirements imposed upon the occurrence of a taxable event to a Participant, the Company can require the payment of such tax liability in cash, or subject to the Board's discretion, in Common Stock.

Other Information.  No determination has been made as to the number or amount of Awards that may be allocated to any individual non-employee director or all non-employee directors as a group, if the Plan, as described in this Proxy Statement, is approved.

EXECUTIVE COMPENSATION

The following table summarizes for the last three years the compensation of the Chief Executive Officer and the other most highly compensated executive officer of the Company whose total annual salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

Long-Term Compensation ----------------------------------------------
Awards -----------------------------
		Annual Compensation			Restricted	Securities
Name and		------------------------		Other Annual	Stock	Underlying	LTIP	All Other
Principal Position ------------------------	Year --------	Salary ------------	Bonus ------------ (1)	Compensation ---------------------- (2)	Awards ------------- (3)	Options -------------	Payouts ------------	Compensation ------------------- (4)
Daniel C. Manna President & CEO	2001 2000 1999	$ 267,800 255,000 245,000	$ -- 36,900 --	$ 1,400 1,300 900	$ 58,000 -- 65,000	7,000 -- 7,000	$ -- -- --	$ 2,550 3,675 2,500
Donald E. Golik Sr. Vice President and CFO	2001 2000 1999	$ 178,900 170,300 164,700	$ -- 24,600 --	$ 7,700 14,500 13,000	$ 29,000 -- 32,500	3,500 -- 3,500	$ -- -- --	$ 2,550 3,675 2,500

(1)     Bonus amounts were earned and accrued during each year indicated.

(2)     Other Annual Compensation consists of payments for unused vacation and travel-incentive payments (available to all employees) for using cost-effective airline fares on international flights.

(3)     Based on the closing price of the Company's stock on December 31, 2001, of $29.00, the aggregate number and value of all shares of restricted stock holdings on such date were 4,000 shares and $116,000 for Mr. Manna and 2,000 shares and $58,000 for Mr. Golik.  Dividends are paid on restricted stock held by executive officers.

(4)     All Other Compensation includes Company contributions paid or accrued during each year under the Profit Sharing and Retirement Savings Plan [401(k) Plan].

Option Grants in 2001.  The following table provides information relating to the option grants to the officers, named in the Summary Compensation Table, during 2001.  The exercise price of the options was above the fair-market value of the Company's Common Stock on the date the options were granted. The calculation of potential realizable value is based on assumed annualized rates of stock appreciation of 5% and 10% over the full ten-year term of the options.  All options granted during 2001 vest five years after the date of grant.

Potential Realizable
Value at Assumed
		Percent of			Annual Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees	Price	Expiration	--------------------------------------
Name ---------------------------	Granted -----------------	in 2001 -----------------	per Share -----------------	Date -----------------	5% -----------------	10% -----------------
Daniel C. Manna	7,000	34%	$ 36.00	2-28-2011	$ 78,680	$ 274,540
Donald E. Golik	3,500	17%	$ 36.00	2-28-2011	$ 39,340	$ 137,370

NOTE: At December 31, 2001, the options were unexercisable and were not in-the-money.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.  The following table reflects the number of securities underlying unexercised options as of December 31, 2001:

Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at December 31, 2001		at December 31, 2001
	Acquired	Value	--------------------------------------		--------------------------------------
Name ---------------------------	on Exercise -----------------	Realized -----------------	Exercisable -----------------	Unexercisable -----------------	Exercisable -----------------	Unexercisable -----------------
Daniel C. Manna	--	$ --	--	14,000	$ --	$ --
Donald E. Golik	--	$ --	--	7,000	$ --	$ --

NOTE: The exercise price for the options is $36.00 per share.

Pension Plan Table.  Officers and directors who are employees of the Company participate in the Paul Mueller Company Noncontract Employees Retirement Plan (Plan).

The Plan is a defined benefit plan; and the compensation covered by the Plan includes only base salary and is limited to $200,000 annually by the Internal Revenue Code.  Daniel C. Manna and Donald E. Golik are also covered under the Paul Mueller Company Supplemental Executive Retirement Plan (Supplemental Plan) effective January 1, 1996, which provides for an additional retirement benefit based on the provisions of the Plan for compensation in excess of the Internal Revenue Code limitation of $200,000.

The combined annual retirement benefit under the Plan and Supplemental Plan is not subject to deductions for social security benefits or other offset amounts.  The maximum number of years of credited service is 35 years.  The retirement benefit is based on the years of credited service and the final average monthly compensation based on the 60 consecutive months of highest compensation during the most recent 120 complete months of compensation.  The monthly benefit is calculated as follows: [$5.85 + (0.015 x final average monthly compensation over $650)] x years of credited service.

The following table presents the combined annual retirement benefit due under the Plans at age 65 based on various amounts of final average annual compensation and years of service:

Final Average	Years of Service
Annual	-----------------------------------------------------------------------------------------------
Compensation -----------------	15 -----------	20 -----------	25 -----------	30 -----------	35 -----------
$ 160,000 180,000 200,000 220,000 240,000 260,000 280,000	$ 35,300 39,800 44,300 48,800 53,300 57,800 62,300	$ 47,100 53,100 59,100 65,100 71,100 77,100 83,100	$58,800 66,300 73,800 81,300 88,800 96,300 103,800	$ 70,600 79,600 88,600 97,600 106,600 115,600 124,600	$ 82,400 92,900 103,400 113,900 124,400 134,900 145,400

The following table indicates, for the current executive officers named in the Summary Compensation Table, the compensation for 2001 covered by the Plans and the years of credited service:

Name ---------------------	Compensation Covered by Plans -----------------------	Years of Credited Service ----------------------
Daniel C. Manna	$ 267,800	25
Donald E. Golik	$ 178,900	22

Report of the Compensation and Benefits Committee.  The Compensation and Benefits Committee (Committee) is charged with the responsibility of developing, reviewing, and recommending to the Board of Directors of the Company policies relating to compensation and remuneration of executive officers, with a view to ensuring that such policies are fair and equitable in view of market conditions and that they contribute to the success of the Company.  The Committee also is charged with the responsibility of administering the salary plan for executive officers, the Executive Short-Term Incentive Plan, and the 1999 Long-Term Incentive Plan.  The Committee is currently composed of three nonemployee directors of the Board who have no interlocking relationships.  Given the Company's current level of executive compensation, the Committee has not yet adopted a policy with respect to Section 162(m) of the Internal Revenue Code pertaining to the deductibility of compensation in excess of $1,000,000.

The Committee believes that executive compensation should be aligned with Company financial performance.  With this in mind, the Committee has established a program to (1) attract and retain key executives critical to the long-term success of the Company, (2) reward executives for enhanced shareholder value, and (3) support a performance-oriented environment that rewards performance consistent with Company financial goals.

The compensation program for executive officers currently consists of a base salary, an annual incentive award under the Executive Short-Term Incentive Plan, awards of options and restricted stock under the 1999 Long-Term Incentive Plan, and contributions paid or accrued under the Profit Sharing and Retirement Savings Plan [401(k) Plan].

Salary ranges for executive officer positions, including the Chief Executive Officer (CEO), are established periodically based on competitive salary data developed by an independent compensation consultant.  The CEO's salary is established by considering salaries of CEOs of comparably sized capital-goods manufacturing companies.

The Committee believes the CEO's compensation and that of all executive officers should be heavily influenced by the Company's performance.  Therefore, the Executive Short-Term Incentive Plan provides the opportunity for a cash incentive that is a percentage of base salary and is based on (a) profitability of the Company and (b) an individual's level of performance.  The Committee establishes a target level of profitability at the beginning of each year against which actual profitability will be measured. Additionally, the Committee may consider other factors in arriving at the determination of corporate performance for incentive calculation purposes.  Such other factors may include market conditions; extraordinary adjustments due to taxation, nonoperating income, collective bargaining issues, or Acts of God; or other achievements that position the Company for future growth or enhance the market value of the corporation.  Under the Plan, profitability must reach at least 70% of the annual target; and the return on equity must reach a specified level.  The maximum bonus payable is 55% of base salary.  No cash incentives were awarded under the Plan for 2001 because the minimum profitability target was not attained.

The main factors upon which the Committee evaluates the CEO's performance are: (1) the Company's actual profitability for the year, and (2) those activities undertaken by the CEO that will position the Company for future growth and enhance the market value of the Company.  Significant items considered are additions to and expansion of the product lines, progress in margin improvement, and the implementations of systems and procedures to improve efficiency, enhance the Company's competitiveness, and position the Company for long-term growth.  Based on the performance for 2001, the CEO was not awarded a bonus for 2001.

Under the 1999 Long-Term Incentive Plan, executive officers and other key employees are eligible to receive grants of nonqualified stock options and restricted stock and other awards.  The Committee believes that stock options and restricted stock are an essential element of executive compensation because they focus management's attention on shareholder interests and align long-term executive performance with shareholder value.  Through periodic grants of stock options and restricted stock, executive officers and other key employees are rewarded for performance and the increase in shareholder value.  Option grants are made at or above fair market value of the Company's common stock on the date of grant.  During 2001, the CEO was granted options for 7,000 shares of common stock and granted 2000 shares of restricted stock.

The Company also has a 401(k) Plan in which executive officers and substantially all other employees are eligible to participate.  The Plan provides for a match of each employee's contributions up to a specified limit.  The Plan also provides a profit-sharing feature whereby an additional match is made by the Company if the Company's net income reaches predetermined levels established annually by the Board of Directors.

                                                                                  COMPENSATION AND BENEFITS COMMITTEE:
                                                                                                    William R. Patterson, Chairman
                                                                                                    William B. Johnson, Member
                                                                                                    Melvin J. Volmert, Member

Company Performance.  The following graph shows a five-year comparison of the cumulative total returns for the Company, the S&P 500 Index, and the Media General Financial Services, Inc. -- Metals Fabrication Index (MG-Metals Fabrication Index).

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Year --------------------	Paul Mueller Company ---------------------	S&P 500 ---------------------	MG-Metals Fabrication Index ----------------------
1996	100	100	100
1997	110	133	135
1998	122	171	113
1999	93	208	140
2000	94	189	114
2001	111	166	135

NOTES:

(1)     Assumes $100 invested on December 31, 1996, in each of Paul Mueller Company Common Stock, the S&P 500 Index, and the Media General Financial Services, Inc. -- Metals Fabrication Index.

(2)     Total return includes reinvestment of dividends.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Company's Board of Directors has appointed Arthur Andersen LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the current fiscal year (subject to ratification by the full Board of Directors).  Fees paid to Arthur Andersen LLP during the year ended December 31, 2001, were: Audit Fees -- $87,400; Financial Information Systems Design and Implementation Fees -- None; and All Other Fees -- $156,100.

It is not expected that Arthur Andersen LLP will have a representative present at the May 6, 2002, meeting of shareholders.

===========================================================================

===========================================================================

P  R  O  X  Y                                                                                                                     [ M U E L L E R ]

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PAUL MUELLER COMPANY
FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 6, 2002

The undersigned hereby constitutes and appoints Donald E. Golik and Ronald W. Gielow, and each of them, as proxies, with full power of substitution, to vote all of the shares of the Common Stock which the undersigned is entitled to vote at the annual meeting of the shareholders of the Company to be held at the offices of the Company, 1600 West Phelps Street, Springfield, Missouri, on Monday, May 6, 2002, commencing at 10:00 a.m. on that day, and at any postponement, adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present, with respect to the following.

-------------------------------------------------------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR its nominees.

(1)     The election of three (3) Class II directors for a term of three (3) years expiring at the annual meeting to be held in 2005:  W. Curtis Graff, William R. Patterson, and Melvin J. Volmert.

         [   ]  FOR all nominees listed, with the discretion to distribute the votes among the nominees as the proxyholders may determine.

         [   ]  WITHHOLD AUTHORITY to vote for all nominees listed.

         [   ]  FOR all nominees listed, EXCEPT WITHHOLD AUTHORITY to vote for the following:                   ________________________________________

                    (If you set forth the name of one of the nominees on the above line, unless you request otherwise, your votes will then be cumulated and distributed among the remaining nominees as the proxyholders may determine in their discretion.)

-------------------------------------------------------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR Proposal (2).

(2)     The proposal to approve the Company's Non-Employee Director Stock Option and Restricted Stock Plan.

          [   ]  FOR            [   ]  AGAINST            [   ]  ABSTAIN

-------------------------------------------------------------------------------------------------------------------------------

(continued, and to be signed, on the other side)

===========================================================================

(PROXY - continued from other side)

-------------------------------------------------------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL (1) AND FOR PROPOSAL (2).  MANAGEMENT KNOWS OF NO OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING; HOWEVER, THE PERSONS NAMED AS PROXYHOLDERS OR THEIR SUBSTITUTES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Either of said proxies present and acting at said meeting or any postponement, adjournment or adjournments thereof shall have and may exercise all of the powers of all of said proxies.  The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement accompanying it.

Date ________________________________, 2002
_________________________________________
_________________________________________
Please insert date of signing.  Sign exactly as name appears at left.  Where stock is issued in two or more names, all should sign.  If signing as attorney, administrator, executor, trustee, guardian or corporate officer, give full title as such.